UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) April 14, 2015

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)      On April 14, 2015, Build-A-Bear Workshop, Inc. (the “Company”) announced that it had appointed J. Christopher Hurt, 49, as Chief Operations Officer, effective April 15, 2015. The Company is not aware of any (i) family relationship between Mr. Hurt and any director or executive officer of the Company, or (ii) any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Hurt had, or will have, a direct or indirect material interest. Mr. Hurt’s business experience is contained in the Company’s press release, dated April 14, 2015, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company and Mr. Hurt expect to enter into an Employment, Confidentiality and Noncompete Agreement (“Agreement”) effective as of the 15th day of April 2015. The Agreement will have an initial term of three years from April 15, 2015 and renew from year-to-year thereafter. The Agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the Agreement) or without cause.  Mr. Hurt may terminate the Agreement for good reason (as defined in the Agreement).  If the Company terminates Mr. Hurt’s employment without cause or if Mr. Hurt terminates his employment for good reason, the Company would be obligated to continue his base salary for a period of 12 months after his termination (18 months if such termination occurs within 12 months after a change of control (as defined in the Agreement)), and for the period that welfare benefits are continued under COBRA, the Company will continue to pay the Company’s portion of the medical, dental, and vision plan premiums.  As compensation for his services, Mr. Hurt will receive an annual base salary at a rate not less than $380,000 which rate will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms.  If the Company meets or exceeds certain performance objectives determined annually by our Board of Directors (the “Board”), Mr. Hurt will receive a target annual bonus of not less than 50% of his earned annual base salary, payable in either cash, stock, stock options or a combination thereof.   Mr. Hurt’s bonus for 2015 performance will be based on his annual salary of $380,000. The Agreement also provides that for the term of the Agreement and for one year thereafter, subject to specified limited exceptions, Mr. Hurt may not become employed by or interested directly or indirectly in or associated with the Company’s competitors who are located within the United States or within any country where the Company has established a retail presence. In the event of his termination due to death, disability, or by the Company without cause, or if Mr. Hurt terminates his employment for good reason, Mr. Hurt or his beneficiaries or estate, will still be entitled to a bonus for such year prorated based on the number of full weeks he was employed during the year, subject to achievement of the bonus criteria. If any payments under the Agreement or another arrangement would become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced to the greatest amount payable that would not trigger such excise tax.

The Company has also agreed to pay Mr. Hurt a signing bonus of $35,000 which Mr. Hurt has agreed to repay if he voluntarily terminates his employment without good reason or if he is terminated by the Company for cause (as defined in the Agreement) during the first year of employment. In addition, the Company agreed to issue long-term equity incentive compensation with a value of $205,000, 40% in the form of time-based vested restricted stock, 30% in the form of performance-based restricted stock at target, and 30% in the form of non-qualified stock options to acquire shares of Company common stock at an exercise price equal to the closing price of the Company’s common stock on April 15, 2015.

In addition, on April 14, 2015, the Company and its Chief Administrative Officer, General Counsel and Secretary, Eric Fencl, entered into an amended and restated Employment, Confidentiality and Noncompete Agreement (“Amended and Restated Agreement”) effective as of April 14, 2015. The Amended and Restated Agreement will have an initial term of three years from April 14, 2015 and renew from year-to-year thereafter. The Amended and Restated Agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the Amended and Restated Agreement) or without cause.  Mr. Fencl may terminate the Amended and Restated Agreement for good reason (as defined in the Amended and Restated Agreement).  If the Company terminates Mr. Fencl’s employment without cause or if Mr. Fencl terminates his employment for good reason, the Company would be obligated to continue his base salary for a period of 12 months after his termination (18 months if such termination occurs within 12 months after a change of control (as defined in the Amended and Restated Agreement)), and for the period that welfare benefits are continued under COBRA, the Company will continue to pay the Company’s portion of the medical, dental, and vision plan premiums.  As compensation for his services, Mr. Fencl will receive an annual base salary at a rate not less than $315,200 which rate will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms.  If the Company meets or exceeds certain performance objectives determined annually by our Board of Directors (the “Board”), Mr. Fencl will receive a target annual bonus of not less than 50% of his earned annual base salary, payable in either cash, stock, stock options or a combination thereof.   The Amended and Restated Agreement also provides that for the term of the Amended and Restated Agreement and for one year thereafter, subject to specified limited exceptions, Mr. Fencl may not become employed by or interested directly or indirectly in or associated with the Company’s competitors who are located within the United States or within any country where the Company has established a retail presence. In the event of his termination due to death, disability, or by the Company without cause, or if Mr. Fencl terminates his employment for good reason, Mr. Fencl or his beneficiaries or estate, will still be entitled to a bonus for such year prorated based on the number of full weeks he was employed during the year, subject to achievement of the bonus criteria. If any payments under the Amended and Restated Agreement or another arrangement would become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced to the greatest amount payable that would not trigger such excise tax.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number         Description of Exhibit

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99.1	Press Release dated April 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: April 14, 2014	By:	/s/ Sharon John
Name: Sharon John Title: Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number             Description of Exhibit

99.1	Press Release dated April 14, 2015

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